UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2006

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communciations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Separation Agreement

On January 4, 2006, the Company entered into a separation agreement with Kevin C. Eichler. Under this agreement, Mr. Eichler's last day of employment with the Company will be February 28, 2006, at which time he will cease to be an employee of the Company. Further, Mr. Eichler's resignation as a Chief Financial Officer, Principal Accounting Officer and Treasurer is effective January 4, 2006. Mr. Eichler will receive a severance payment equal to six months of salary and COBRA premiums for the six month period. Mr. Eichler has provided a customary release and other covenants to the Company in connection with the termination of his employment. For more complete information, you are referred to the full text of this agreement which is attached to this Form 8-K as exhibit 99.01.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   The previously announced departure of Mr. Eichler from the positions of Chief Financial Officer, Principal Accounting Officer and Treasurer became effective on January 4, 2006.

(c)   On January 3, 2006, the Board of Directors appointed Mervin S. Kato as Chief Financial Officer, Principal Accounting Officer and Treasurer effective January 4, 2006. Mr. Kato, 53, has served as our Vice President of Finance since May 2001 and as our Corporate Controller since May 1998. Mr. Kato will be paid an annual base salary in the amount of $240,000.00, and will continue to be eligible to participate in the Performance-Based Bonus Plan for Executives. Mr. Kato has entered into the Company's standard Indemnification Agreement and has also entered into the Company's standard Change in Control Agreement.

Item 9.01.   Financial Statements and Exhibits.

(c)       Exhibits

             99.01    Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2006

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ MERVIN S. KATO
Mervin S. Kato
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Separation Agreement